Exhibit 99.2
FOR IMMEDIATE RELEASE

Lam Research Announces Leadership Transitions to Increase Company Velocity for the AI era

FREMONT, Calif., February 3, 2026 – Lam Research Corp. (Nasdaq: LRCX) today announced it is elevating the roles of two proven leaders as the company enters its next phase of growth. Effective March 6, 2026, Sesha Varadarajan will transition to the role of Chief Operating Officer (COO). The company further announced that Karthik Rammohan will assume an expanded role as Senior Vice President (SVP), Global Operations and Enterprise Solutions. Both will play an integral role in Lam's objectives to deliver even greater value to customers and drive Lam's future outperformance by bringing the operational velocity essential for an accelerating semiconductor demand environment.

Varadarajan will maintain oversight of Lam's global product portfolio, and add Lam's customer support business group, corporate strategy, and government affairs capabilities to his remit. This new role aligns Lam's global product and service development to innovate faster and deliver on strategic objectives. In his previous role as head of Lam's global product group, he has driven rapid product innovation to successfully capitalize on increasing deposition and etch intensity in recent technology inflections. As COO, he will build upon that experience to advance Lam's plans to further expand its served available market, increase its market share, and accelerate growth in its services business.

Varadarajan succeeds Pat Lord, who will retire following a remarkable career of more than two decades with Lam and Novellus. Lord was instrumental in shaping the company's operational foundation and strengthening customer partnerships to support the extraordinary expansion of the semiconductor industry.

Rammohan will maintain leadership of the company's global manufacturing and supply chain and assume oversight of critical enterprise solutions including information technology systems, quality and facilities. He brings deep expertise and a proven track record of results, having led the expansion of a diversified manufacturing network and a more flexible, resilient global supply chain. In his new role, Rammohan will bring the same rigor and execution excellence to accelerate the scaling of Lam's operational footprint and transformation during this next phase of rising demand.

"Pat's leadership has helped build the Lam we know today. We thank him for his many contributions and wish him well in his retirement," said Tim Archer, president and CEO of Lam Research. "With Sesha's and Karthik's newly expanded roles, we are increasing velocity across our operations from product innovation and manufacturing to installation and maintenance to drive Lam's outperformance in the AI era."

About Lam Research

Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com.

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: expectations for growth and demand; our ability to deliver value to our customers; our performance; our strategic direction; the pace of innovation; our ability to deliver on strategic objectives; our ability to expand our served available market, increase our market share, or accelerate growth in our services business; the flexibility and resilience of our supply chain; the speed of scaling of our operational footprint; and the velocity of our product strategy, manufacturing, installation and maintenance.. Some factors that may affect these forward-looking statements include: business, economic, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; trade regulations, export controls, tariffs, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; supply chain cost increases, tariffs and other inflationary pressures have impacted and may continue to impact our profitability; supply chain disruptions or manufacturing capacity constraints may limit our ability to manufacture and sell our products; and natural and human-caused disasters, disease outbreaks, war, terrorism, political or governmental unrest or instability, or other events beyond our control may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 29, 2025 and our quarterly report on Form 10-Q for the fiscal quarter ended December 28, 2025. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this press release.

# # #

Company Contacts:

Laura Bakken
Media Relations
(510) 572-9021
publicrelations@lamresearch.com

Ram Ganesh
Investor Relations
(510) 572-1615
investor.relations@lamresearch.com

Source: Lam Research Corporation, (Nasdaq: LRCX)